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PRICEWATERHOUSECOOPERS                                                 EXHIBIT 7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement of MONY America Variable Account L on Form S-6 (File No. 333-56969) of our reports dated February 11, 1998, February 14, 1997 and February 19, 1996 on our audits of the financial statements of MONY America Variable Account L and our report dated February 27, 1998, on our audits of the statutory financial statements of MONY Life Insurance Company of America.


     We also consent to the references to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.

                                          PricewaterhouseCoopers LLP
New York, New York

September 28, 1998